SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTL FAMILY ENTMT B

          LYNCH MACHINERY CORP
                                 7/28/97           12,000            34.4375
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                 7/24/97            1,700            34.4375
          GIL II, LTD.
                                 7/22/97            7,000            34.5000
          GABELLI INTERNATIONAL LTD
                                 8/18/97          200,000            34.8750
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 7/24/97           22,000            34.4250
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 8/13/97            5,000            34.8000
                                 7/29/97           20,000            34.4875
               THE GABELLI EQUITY TRUST,INC.
                                 8/22/97           49,800            34.9050
               THE GABELLI EQUITY INCOME FUND
                                 8/25/97           45,000            34.9250
                                 7/23/97            4,000            34.4875
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 8/18/97           15,500            34.9250
               THE GABELLI ASSET FUND
                                 8/27/97          100,000            34.9000
               THE GABELLI CAPITAL ASSET FUND
                                 7/24/97            5,000            34.4250
               THE GABELLI ABC FUND
                                 8/27/97            1,900            34.9250
                                 8/27/97            1,800-           34.9250
                                 8/26/97            1,800            34.9250
          GAMCO INVESTORS, INC.
                                 8/25/97           50,000-           34.8750
                                 8/25/97           50,000            34.8750
                                 8/22/97           50,000            34.8750
          GAMCO INVESTORS, INC.
                                 8/25/97            2,000            34.8750
                                 8/22/97            7,800            34.8750
                                 8/22/97              575-           34.8125
                                 8/21/97              800-           34.8125
                                 8/21/97           52,125-             *DO
                                 8/19/97            7,200            34.8750


41

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTL FAMILY ENTMT B

         GAMCO INVESTORS, INC.
                                 8/18/97          125,000-             *DO
                                 8/14/97            1,000-           34.7500
                                 8/13/97              450-           34.8125
                                 8/11/97            1,400            34.6875
                                 8/06/97            1,250-           34.6350
                                 8/05/97            4,000-             *DO
                                 8/04/97            1,200-             *DO
                                 8/01/97           17,998-             *DO
                                 8/01/97           35,000-           34.4304
                                 7/31/97              625-             *DO
                                 7/31/97              750-           34.3750
                                 7/30/97           29,000-             *DO
                                 7/30/97           11,200-           34.3125
                                 7/29/97            1,600-           34.5000
                                 7/29/97            1,600            34.5000
                                 7/25/97            2,100-           34.3750
                                 7/25/97            2,500            34.4375
                                 7/24/97            1,000            34.3750
                                 7/24/97              400-           34.4375
         GABELLI ASSOCIATES LTD
                                 8/13/97            5,000            34.7500
                                 7/22/97            6,000            34.5000
         ALCE PARTNERS LP
                                 8/22/97           25,000            34.8750





         (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

         (2) PRICE EXCLUDES COMMISSION.

         (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




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